Exhibit (h)(v)(b)

Certain information has been excluded from this exhibit because it (i) is not material and
(ii) would be competitively harmful if publicly disclosed.

Fund Accounting Fee Letter

for

the Funds listed on Schedule A

each a series of

Zacks Trust

This Fund Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Zacks Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated April 24, 2023, and the Fund Accounting Addendum dated April 24, 2023, (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, which fee is included in the Fund Administration Fees, plus itemized fees as follows:

[REDACTED]

2.	Monthly Per Trade and T+0 Processing Fees

[REDACTED]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 60 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to fund accounting services shall subject the subject Fund(s) or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Deconversion.

[REDACTED]

3.6	Intentionally Omitted.

4.	Reimbursable Expenses

[REDACTED]

5.	Fee Increases

[REDACTED]

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Accounting Fee Letter dated March 26, 2025.

Zacks Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC

By:	/s/ Mitch Zack	By:	/s/ Gary Tenkman
Name:	Mitch Zacks	Name:	Gary Tenkman
Title:	President and Principal Executive Officer	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Zacks Investment Management, Inc.

By:	/s/ Jane Ji
Name:	Jane Ji
Title:	VP-Head of Index Services

Fund Administration Fee Letter

for

the Funds listed on Schedule A

each a series of

Zacks Trust

This Fund Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Zacks Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated April 24, 2023, and the Fund Administration Addendum dated April 24, 2023, (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[REDACTED]

[REDACTED]

2.	Reimbursable Expenses

[REDACTED]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 60 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	[REDACTED]

3.5.	[REDACTED]

3.6.	Intentionally Omitted.

4.	Fee Increases

[REDACTED]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Administration Fee Letter dated March 26, 2025.

Zacks Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC

By:		By:
Name:	Mitch Zacks	Name:	Gary Tenkman
Title:	President and Principal Executive Officer	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Zacks Investment Management, Inc.

By:
Name:	Jane Ji
Title:	VP-Head of Index Services

Transfer Agent and Shareholder Services Fee Letter

for

the Funds listed on Schedule A

each a series of

Zacks Trust

This Transfer Agent and Shareholder Services Fee Letter (this “Fee Letter”) dated October 24, 2023, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Zacks Trust (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated April 24, 2023, and the Transfer Agent and Shareholder Services Addendum dated April 24, 2023 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

2.	Reimbursable Expenses

[REDACTED]

3.	Term

[REDACTED]

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. After the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 60 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

 [REDACTED]

3.6.	Intentionally Omitted.

4.	Fee Increases

 [REDACTED]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated March 26, 2025.

Zacks Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC

By:		By:
Name:	Mitch Zacks	Name:	Gary Tenkman
Title:	President and Principal Executive Officer	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Zacks Investment Management, Inc.

By:
Name:	Jane Ji
Title:	VP-Head of Index Services